Exhibit 99.2

Nerdy Announces Third Quarter 2022 Financial Results

St. Louis, November 14, 2022 – Nerdy Inc. (NYSE: NRDY) today announced financial results for the third quarter ended September 30, 2022.

“Two quarters ago we unveiled an ambitious plan to evolve our products and revenue model to be oriented toward long-term recurring relationships with customers. In the third quarter our team continued to execute at a high level during the back-to-school season against this vision,” said Chuck Cohn, Founder, Chairman and Chief Executive Officer of Nerdy Inc. “We are pleased to report that the new Learning Memberships business model has exceeded our expectations and validated our underlying assumptions about the favorable customer engagement and unit-level economics. As of September 30th, Learning Memberships has grown to $50M in annualized run-rate revenue. Given our strong results, we remain confident in becoming profitable by the end of 2023.”

Please visit the Nerdy investor relations website https://www.nerdy.com/investors to view the Nerdy Q3 Shareholder Letter on the Quarterly Results Page.

Financial Highlights

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Revenue In-Line with Guidance – In the third quarter, Nerdy delivered revenue of $31.8 million, in-line with our guidance range of $30-33 million. Due to strong customer response during the back-to-school season we accelerated the rollout of Learning Memberships in the third quarter, making Learning Memberships the primary option presented to consumers. Revenue growth was driven by continued strength in our Consumer business and the addition of our Institutional business.

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Accelerated Learning Memberships Rollout – Learning Membership revenue grew to an annualized run rate of $50.2 million as of September 30, 2022. Revenue recognized in the third quarter from Learning Memberships grew to $5.8 million or 18% of total revenue, up from 2% of total company revenue recognized in the second quarter.

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Institutional Momentum – In the third quarter, Varsity Tutors for Schools signed 21 new contracts, yielding $5.6 million of bookings. Average contract value more than doubled in the third quarter reflecting our transition toward larger school districts and our ‘always on’ bundled solutions. Institutional revenue of $2.4 million represented 7% of total revenue in the third quarter reflecting normal summer seasonality with schools out of session, and longer contracting and implementation timelines as we target larger school district opportunities.

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Gross Profit – Gross profit of $21.9 million in the third quarter increased 6% year-over-year. The increase in gross profit was driven by growth across Consumer audiences and growth in our Institutional business. Gross margin of 69% for the three months ended September 30, 2022, was approximately 300 bps higher than gross margin of 66% during the comparable period in 2021.

•	Non-GAAP Adjusted EBITDA Loss – Nerdy reported a non-GAAP adjusted EBITDA loss of $(14.0) million in the third quarter of 2022, at the high end of our guidance range of $(14.0) to $(17.0) million.

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Liquidity and Profitability – With no debt and $106.4 million of cash on our balance sheet, Nerdy has ample liquidity to fund the business and pursue growth initiatives. We remain confident in our ability to achieve adjusted EBITDA profitability by the end of 2023 and have increased visibility and confidence into how it will be reached.

Webcast and Earnings Conference Call

Nerdy management will host a conference call and webcast today, November 14, 2022 at 5:00 p.m. Eastern Time. Interested parties in the U.S. may listen to the call by dialing 1-844-200-6205. International callers can dial 1-929-526-1599. The Conference ID is 228320. A live webcast of the call will also be available on Nerdy’s investor relations website at https://www.nerdy.com/investors. A replay of the webcast will be available on Nerdy’s website for one year following the event and a telephonic replay of the call will be available until November 21, 2022, by dialing 1-866-813-9403 from the U.S. or 44-204-525-0658 from all other locations, and entering the access code 271293.

About Nerdy Inc.

Nerdy (NYSE: NRDY) is a leading platform for live online learning, with a mission to transform the way people learn through technology. The Company’s purpose-built proprietary platform leverages technology, including AI, to connect learners of all ages to experts, delivering superior value on both sides of the network. Nerdy’s comprehensive learning destination provides learning experiences across 3,000+ subjects and multiple formats—including Learning Memberships, one-on-one instruction, small group classes, large format group classes, and adaptive self-study. Nerdy’s flagship business, Varsity Tutors, is one of the nation’s largest platforms for live online tutoring and classes. Its solutions are available directly to students and consumers, as well as through schools and other institutions. Learn more about Nerdy at https://www.nerdy.com/.

Forward-looking statements

The information included herein and in any oral statements made in connection herewith may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future, including statements related to our expectations of the benefits and future financial results of our membership model, statements regarding our financial outlook and future guidance, including statements regarding our expectations to achieve adjusted EBITDA profitability. Additionally, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “approximately,” “believes,” “contemplates,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “outlook,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “seeks,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

There are a significant number of factors that could cause actual results to differ materially from statements made herein or in connection herewith, including but not limited to, our limited operating history, which makes it difficult to predict our future financial and operating results; our history of net losses; risks associated with our shift to the Learning Membership model; risks associated with our intellectual property, including claims that we infringe on a third party’s intellectual property rights; risks associated with our classification of some individual and entities we contract with as independent contractors; risks associated with the liquidity and trading of the Company’s securities; risks associated with payments that we may be required to make under the tax receivable agreement; risks associated with the terms of our warrants; litigation, regulatory and reputational risks arising from the fact that many of our learners are minors; our lack of an effective control environment that meets our accounting and reporting requirements; changes in applicable laws or regulations; the possibility of cyber-related incidents and their related impacts on our business and results of operations; the possibility that COVID-19 may adversely affect our results of operations, financial position and cash flows; the possibility that we may be adversely affected by other economic, business and/or competitive factors; and risks associated with managing our rapid growth. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on February 28, 2022 and our Quarterly Report on Form 10-Q filed on November 14, 2022, as well as other filings that we may make from time to time with the SEC.

Contacts

Brian Nelson

Media Relations

press@nerdy.com

Molly Sorg

Investor Relations

investors@nerdy.com